UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2012

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA	19103-3615
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or form address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2012, Sunoco Logistics Partners L.P. (the “Partnership”) announced the following:

1.	Effective March 1, 2012, Lynn L. Elsenhans will step down as Chief Executive Officer of Sunoco Partners LLC, the Partnership’s general partner (the “Company”). Effective May 3, 2012, Ms. Elsenhans also will step down as a director and Chairman of the Company’s Board of Directors.

2.	Effective March 1, 2012, Michael J. Hennigan, 52, will become President and Chief Executive Officer of the Company. Mr. Hennigan was elected to the Company’s Board of Directors in April 2010, and named President and Chief Operating Officer in July 2010. From May 2009 to July 2010 he served as Vice President of Business Development for the Company. Prior to that, Mr. Hennigan was employed by Sunoco, Inc., where he served as Senior Vice President, Business Improvement. While at Sunoco, Inc., Mr. Hennigan also served as Senior Vice President, Supply, Trading, Sales and Transportation from February 2006 to October 2008 and Vice President, Product Trading, Sales and Supply from March 2001 to February 2006. Sunoco, Inc. indirectly owns the entire two-percent general partner interest in the Partnership, and owns approximately 32-percent of the Partnership’s issued and outstanding common units, representing limited partnership interests in the Partnership. Prior to March 1, 2012, the Company’s Compensation Committee will determine the compensatory arrangements (including salary and incentives) applicable to Mr. Hennigan in his new role.

3.	Effective May 3, 2012, Brian P. MacDonald, currently the Company’s Vice President and Chief Financial Officer, and a director of the Company, will succeed Ms. Elsenhans as its Chairman of the Board of Directors.

4.	Effective February 1, 2012, Gary W. Edwards, 69, will join the Company’s Board of Directors. Mr. Edwards is a retired Senior Executive Vice President of Conoco, Inc. and currently serves on the Board of Directors of Sunoco, Inc. While at Conoco, Inc., Mr. Edwards had responsibility for domestic, as well as worldwide, refining, marketing and supply and transportation operations. He also served as a Senior Vice President of E.I. DuPont de Nemours and Company, a chemical company that was Conoco’s former parent company. Mr. Edwards is also a director of Entergy Corporation. He was a director of the Company from May 2002 until May 2008.

5.	Effective February 1, 2012, William H. Easter, III, 62, will join the Company’s Board of Directors. Mr. Easter is a retired Chairman, President and Chief Executive Officer of DCP Midstream LLC and currently serves on the Board of Sunoco, Inc. Mr. Easter served as Chairman, President and Chief Executive Officer of DCP Midstream, LLC from 2004 until 2008, following a 30-year career in natural gas supply and marketing, transportation, refining and petroleum marketing for Conoco and ConocoPhillips. He is involved in private investments and also serves as a member of the board of directors for Concho Resources, Inc., and the Memorial Hospital System in Houston, Texas.

6.	Effective January 31, 2012, Cynthia Archer resigned from the Company’s Board of Directors. Ms. Archer is Vice President of Marketing and Development for Sunoco, Inc. She had been a director of the Company since 2002.

There is no arrangement or understanding between either Mr. Easter, or Mr. Edwards, and any other person pursuant to which either Mr. Easter, or Mr. Edwards, was elected as a director of the Company. There is no transaction in which either Mr. Easter, or Mr. Edwards, has any interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release on these matters is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Sunoco Logistics Partners L.P. Press Release dated February 2, 2012.

Safe Harbor Statement

Statements contained in this report, or the exhibits to this report, that state the Partnership’s expectations or predictions of the future are forward-looking statements and are inherently uncertain. Actual results could differ materially from those projected in such forward-looking statements. Factors that could affect such results include those mentioned in the documents that the Partnership has filed with the Securities and Exchange Commission. The Partnership undertakes no obligation to update forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this current report on Form 8-K are qualified in their entirety by this cautionary statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.
By:	Sunoco Partners LLC,
its General Partner

By:	/s/ KATHLEEN SHEA-BALLAY
Kathleen Shea-Ballay
Vice President, General Counsel and Corporate Secretary

February 2, 2012

Philadelphia, PA

EXHIBIT INDEX

Exhibit No.	Description

99.1	Sunoco Logistics Partners L.P. Press Release dated February 2, 2012.